Exhibit 10.12b

RETENTION NOTICE

Under GlobalSantaFe Retention Program

Date of Notice: [DATE]

To: [NAME OF EMPLOYEE]

The purpose of this Retention Notice is to inform you that, subject to your satisfaction of the requirements set forth below, you have been selected to receive a Retention Benefit under the GlobalSantaFe Retention Program as amended and restated effective December 20, 2005 (the “Retention Program”).

In order to receive the Retention Benefit, you must remain employed by GlobalSantaFe Corporation or one of its Affiliates, as defined in the Retention Program, until your Retention Date, unless otherwise provided in the Retention Program. Your Retention Date for this purpose is [RETENTION DATE].

If you remain employed until your Retention Date and otherwise satisfy the terms and conditions of the Retention Program for a full Retention Benefit payment, the amount of the Retention Benefit will be $            .

Further details and requirements related to the Retention Benefit are set forth in the Retention Program, which is attached to and incorporated into this Retention Notice.

If you have any questions, please contact GlobalSantaFe Corporation’s Director, Compensation & International Benefits (telephone 281-925-6000).

Thank you for your continued service.

GLOBALSANTAFE CORPORATION

By:
Senior Vice President,
Human Resources

Attachment: Retention Program Document